Exhibit 10.1
HEALTHCARE SERVICES, INC.
AMENDED AND RESTATED STOCK OPTION PLAN
     HEALTHCARE SERVICES, INC, a Delaware corporation (the “Company”), has adopted this Healthcare Services, Inc. Amended and Restated Stock Option Plan (as the same may be amended from time to time, the “Plan”), on February 22, 2006, for the benefit of its eligible employees, directors and outside consultants. The Plan amends and restates the Company’s Stock Option Plan adopted on December 29, 2005. The Plan, and offers and sales of securities pursuant hereto, are intended to meet the requirements of, and qualify under, Rules 701 and 506 promulgated under the Securities Act, as such rules may be amended from time to time, and offers and sales of securities pursuant hereto are therefore intended to be exempt from the registration requirements of the Securities Act. The Plan is effective as of December 1, 2003 (the “Effective Date”).
     The purpose of the Plan is to enable the Accretive Companies to obtain and retain the services of key employees, corporate directors and outside consultants considered essential to the long-range success of the Company by offering them an opportunity to acquire stock in the Company.
ARTICLE I
DEFINITIONS
     General. Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.
     1.1 Accretive Companies. “Accretive Companies” shall mean the Company and its Subsidiaries, as they exist from time to time.
     1.2 Acknowledgement. “Acknowledgement” shall mean a written agreement executed by a Participant pursuant to which such Participant acknowledges and agrees that an Award made to such Participant is subject to the terms and conditions of the Plan.
     1.3 Administrator. “Administrator” shall mean the Compensation Committee of the Board or, at the sole discretion of the Board, such other Committee as the Board may designate.
     1.4 Award. “Award” shall mean an award of an Option granted under the Plan.
     1.5 Award Agreement. “Award Agreement” shall mean a written agreement executed by an authorized officer of the Company and the Participant (including without limitation an offer letter or an employment agreement which has been accepted by an employee) which shall contain such terms and conditions with respect to an Award as the Administrator or the Chief Executive Officer of the Company shall determine, consistent with the Plan.
     1.6 Board. “Board” shall mean the Board of Directors of the Company.
     1.7 Capital Stock. “Capital Stock” shall mean, collectively, the Common Stock and the Preferred Stock.

     1.8 Cause. “Cause” shall mean, as determined in the good faith judgment of the Board, commission by the Participant of (a) a felony, (b) an act or omission constituting dishonesty, disloyalty, moral turpitude or professional misconduct with respect to the Company or its affiliates, (c) an act or omission constituting fraud against the Company or its affiliates, or (d) a material breach of the Plan or an Award Agreement.
     1.9 Change of Control. “Change of Control” shall mean (A) the consummation of any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate more than fifty percent (50%) of the voting shares of the company issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company to a Third Party Purchaser, (C) any sale of a majority of the voting shares of the Company to a Third Party Purchaser or (D) any liquidation or dissolution of the Company.
     Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred if in the event of a recapitalization, consolidation or merger (including a reverse merger) of the Company, (i) persons who, as of the date immediately prior to such recapitalization, consolidation or merger, constitute the Company’s Board of Directors (the “Incumbent Directors”) constitute at least a majority of the Board of Directors following such recapitalization, consolidation or merger and (ii) the Chief Executive Officer of the Company as of the date hereof remains as the Chief Executive Officer of the Company and a member of the Board of Directors following such recapitalization, consolidation or merger.
     1.10 Code. “Code” shall mean the Internal Revenue Code of 1986, as amended.
     1.11 Committee. “Committee” shall mean any committee of the Board duly appointed by the Board.
     1.12 Common Stock. “Common Stock” shall mean all classes of common stock of the Company, $0.01 par value per share.
     1.13 Exchange Act. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
     1.14 Fair Value. “Fair Value” of a Share as of a particular date means:
          (a) if any class of Common Stock is listed on an established stock exchange or exchanges (including for this purpose, the NASDAQ National Market), the arithmetic mean of the highest and lowest sale prices of such Common Stock for such trading day on the primary exchange upon which such Common Stock trades, as measured by volume, as published in The Wall Street Journal, or, if no sale price was quoted for such date, then as of the next preceding date on which such a sale price was quoted; or
          (b) if no class of Common Stock is then listed on an exchange or the NASDAQ National Market, the average of the closing bid and asked prices per share for any class of Common

Stock in the over-the-counter market on such date (in the case of (a) or (b), subject to adjustment as and if necessary and appropriate to set an exercise price not less than 100% of the fair market value of a Share on the date an Award is granted); or
          (c) if no class of Common Stock is then listed on an exchange or quoted in the over-the-counter market, an amount determined to be the fair market value of a Share by the Administrator in good faith and in a manner established by the Board from time to time, taking into account such factors as the Board, in its exercise of good faith discretion, shall deem appropriate.
     Notwithstanding anything in the Plan to the contrary, the Fair Value of a Share as of a particular date shall be determined in a manner prescribed by Section 409A of the Code and guidance issued thereunder for determining the fair market value of service recipient stock. The Fair Value of rights or property other than Shares means the fair market value thereof as determined by the Administrator on the basis of such factors as it may deem appropriate.
     1.15 Option. “Option” shall mean a right granted to a Participant to purchase Shares at a specified price for a specified period of time, subject to the terms and conditions of the Plan.
     1.16 Option Period. “Option Period” means the period beginning on the date of grant of an Award and ending at the close of business on the tenth (10th) anniversary of such date of grant.
     1.17 Option Price. “Option Price” means the price at which Shares may be purchased under an Award as provided in Section 5.2.
     1.18 Participant. “Participant” shall mean an employee, director or outside consultant of any Accretive Company who is granted an Award under the Plan. In addition, for purposes of the repurchase provisions of Sections 5.9, 5.10 and 10.6, “Participant” shall also be deemed to include any Person who acquires any Award, any Shares or any interest in any Award or any Shares pursuant to a Disposition in accordance with Section 6.2(ii) or by will or by the laws of descent and distribution or by a designation of Beneficiary effective upon the death of a Participant.
     1.19 Person. “Person” shall mean any individual, entity or group, within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding (a) the Accretive Companies, (b) any employee stock ownership or other employee benefit plan maintained by the Company and (c) an underwriter or underwriting syndicate that has acquired the Company’s securities solely in connection with a public offering thereof.
     1.20 Preferred Stock. “Preferred Stock” shall mean all classes of preferred stock of the Company, $0.01 par value per share.
     1.21 Public Market. “Public Market” shall mean a market for the common stock of the Company that shall be deemed to exist at such time as the common stock of the Company has been sold to the public pursuant to one or more registration statements filed with, and declared effective by, the federal Securities and Exchange Commission in accordance with the Securities Act.
     1.22 Securities Act. “Securities Act” shall mean the Securities Act of 1933, as amended.

     1.23 Series C Common Stock. “Series C Common Stock” shall mean the Series C non- voting common stock of the Company, par value $0.01 per share, as adjusted pursuant to Section 2.3.
     1.24 Shares. “Shares” means shares of Series C Common Stock issued or issuable upon exercise of an Award granted under the Plan, along with such other securities (including additional shares of Series C Common Stock) issued or issuable to a Participant (either prior to or subsequent to exercise of an Award) with respect to shares of Series C Common Stock issued or issuable upon exercise of an Award, as a result of stock subdivision, stock combination or any other form of recapitalization or a similar transaction affecting the Company’s securities.
     1.25 Stockholders Agreement. “Stockholders Agreement” means the Second Amended and Restated Stockholders’ Agreement dated as of December 1, 2005, as amended from time to time, by and among the Company and certain of its stockholders.
     1.26 Subsidiary. “Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
     1.27 Third Party Purchaser. “Third Party Purchaser” means any Person or group of Persons, none of whom is, immediately prior to the subject transaction, a stockholder of the Company or an Affiliate of a stockholder of the Company.
     1.28 Vesting Restrictions. Notwithstanding anything in the Plan to the contrary, any Share(s) received upon the exercise of an unvested Option shall be subject to “Vesting Restrictions”, which Vesting Restrictions shall lapse on the date on which the Option (or the applicable portion thereof) exercised to acquire such Share(s) vests pursuant to Section 5.3.
ARTICLE II
SHARES SUBJECT TO PLAN
     2.1 Shares Subject to Plan. The shares of stock subject to Awards shall be Series C Common Stock. The aggregate number of Shares which may be issued upon exercise of any and all such Awards under the Plan shall not exceed 2,454,862 (subject to adjustment as provided in Section 2.3). The Shares to be issued upon exercise of Awards granted under the Plan will be made available, at the discretion of the Administrator, either from authorized but unissued Shares or from previously issued Shares reacquired by the Company.
     2.2 Availability of Unissued Shares. Shares which are delivered by a Participant or withheld by the Company, in payment of the tax withholding thereon may again be awarded hereunder. Shares which are reacquired by the Company pursuant to the Plan will again become available for the grant of further Awards under the Plan as part of the Shares available under Section 2.1.
     2.3 Adjustments. The grant of an Award will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets. In the event of any Company stock dividend, stock split, reverse stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company stockholders other than a normal cash than dividend), sale by the Company of all or a substantial portion of its assets (measured either on a stand-alone or consolidated basis), reorganization, rights offering, a partial or complete liquidation, or any other corporate transaction or event involving the Company and having an effect similar to any of the foregoing, then the Administrator may adjust or substitute, as the case may be, the number of Shares available for Awards under the Plan, the number of Shares covered by outstanding Awards, the exercise price per Share of outstanding Options, and any other characteristics or terms of the Awards as the Administrator shall deem necessary or appropriate to reflect equitably the effects of such changes to the Participants.
     2.4 Reservation of Shares. The Company, during the term of the Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
ARTICLE III
GRANTING OF AWARDS
     3.1 Grant. Either the Administrator or the Chief Executive Officer shall have authority to grant Awards under the Plan at any time or from time to time. However, the Chief Executive Officer shall not have the authority to grant an Award under the Plan to herself. An Award of Options shall entitle the Participant to receive Shares upon the exercise of such Options, subject to the Participant’s satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or the applicable Award Agreement (the terms and provisions of which may differ from other Award Agreements) including without limitation, payment of the Option Price.
     3.2 Award Agreement. The grant of an Award shall occur as of the date the Administrator or the Chief Executive Officer determines. However, the Chief Executive Officer shall not have the authority to determine the grant date of any Award under the Plan to herself. Each Award Agreement (and Acknowledgement, if applicable) shall be in such form as is approved by the Board from time to time, shall embody the terms and conditions of such Option and shall be subject to the express terms and conditions set forth in the Plan. Such Award Agreement shall become effective upon execution by the Company and the Participant.
     3.3 Eligibility.
          (a) Options may be awarded to any employee, director or outside consultant of any Accretive Company (including persons who have previously received other Awards under the Plan) as in the Administrator’s or Chief Executive Officer’s opinion should be granted Options.
          (b) The selection of Award recipients from the pool of eligible employees, directors and outside consultants of any Accretive Company shall be within the sole and absolute discretion of the Administrator or the Chief Executive Officer; provided, however, that the Chief Executive Officer shall not have the authority to grant an Award under the Plan to herself. No

Participant shall be allowed to purchase or receive Shares under the Plan unless such Person has executed an Award Agreement and, if the Participant does not expressly acknowledge and agree in the Award Agreement that the Award made to such Participant thereunder is subject to the terms and conditions of the Plan, an Acknowledgement with respect to such Award.
ARTICLE IV
ADMINISTRATION
     4.1 Administration of the Plan. The Plan will be administered by the Board and the Administrator. The Board may change the Administrator of the Plan, in its sole discretion; provided, however, that a majority of the members of any Committee serving as the Administrator shall consist of directors who are not also employees of an Accretive Company.
     4.2 Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the authority to interpret the Plan and the agreements pursuant to which Awards are granted or awarded, to adopt such rules and regulations for the administration, interpretation, and application of the Plan as are consistent therewith, to interpret, amend or revoke any such rules, and to make any other determinations which it believes necessary or advisable for the administration of the Plan. The Administrator and the Chief Executive Officer shall each have the power to select the eligible employees, directors or outside consultants of the Accretive Companies to be granted Options, to determine the number of shares to be subject to the Option to be granted to each eligible Person selected and to determine the time or times when Options will be granted. However, the Chief Executive Officer shall not have any of these powers with respect to any grant of Options to herself. Any such grant or award under the Plan need not be the same with respect to each Participant. The Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.
     4.3 Majority Rule; Unanimous Written Consent. The Administrator shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Administrator.
     4.4 Good Faith Actions. All actions taken and all interpretations and determinations made by the Administrator, the Chief Executive Officer or the Board (if the Board is not the Administrator) in good faith shall be final and binding upon all Participants, the Company and all other interested parties with respect to all matters relating to the Plan or any Award under the Plan. None of the Chief Executive Officer, members of any Committee appointed as Administrator or, as applicable, the Board, shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Awards.
     4.5 At Will Employment. Nothing in the Plan or in any Award Agreement (or Acknowledgement, if applicable) hereunder shall confer upon any Participant any right to continue in the employ of the Accretive Companies or shall interfere with or restrict in any way the rights of any Accretive Company, which rights are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written employment agreement between the Participant and the Company and/or any Subsidiary.

ARTICLE V
TERMS AND CONDITIONS; METHOD OF EXERCISE
     5.1 Option Period. An Award shall be exercisable pursuant to the terms hereunder during the Option Period with respect thereto. The unexercised portion of the Award shall immediately expire and be deemed forfeited at the close of business on the tenth (10th) anniversary of the date of grant of such Award.
     5.2 Option Price. The Option Price per Share purchasable under an Award shall be determined by the Board or the Administrator in good faith and shall be set forth in the Award Agreement (or, if not set forth therein, the Acknowledgment related thereto); provided, however, that the Option Price per Share shall not be less than the Fair Value per Share on the date the Award is granted. It is the intent of the Company that each Award granted hereunder shall be granted with an Option Price that, as of the date of grant of such Award, is equal to or greater than the fair market value of a Share. If it is determined by the Administrator, the Board, any court of competent jurisdiction or any governmental authority that the Option Price of an Award on the date such Award was granted was less than the fair market value of a Share, then the Option Price for such Award shall be amended for all purposes to equal an amount equal to the fair market value of a Share on the date of such grant.
     5.3 Vesting of Awards. Unless otherwise prescribed in an Award Agreement, Acknowledgement, employment or other written agreement between the Company and a Participant, all Options granted with respect to an Award which have not been previously forfeited shall vest ratably on each of the first four (4) anniversaries of the date of grant of such Award. In addition, the Administrator may at any time accelerate the vesting of any Award. Where terms of vesting are set forth in an Award Agreement, Acknowledgement, employment or other written agreement between the Company and a Participant, the terms of that agreement shall govern the vesting of the applicable Award and shall supersede the provisions of this Section 5.3.
     5.4 Exercisability. Awards shall be exercisable (to the extent not expired or forfeited) at any time during the Option Period. A Participant may make the election permitted under Section 83(b) of the Code (“Section 83(b) Election”), to include in gross income in the taxable year in which the Share(s) subject to Vesting Restrictions are transferred to him or her, the Fair Value of each such Share at the time of transfer, less the Option Price for such Share, notwithstanding that such Share is subject to a substantial risk of forfeiture within the meaning of the Code, or he or she may elect to include in gross income the Fair Value of the Share(s) subject to Vesting Restrictions, less the Option Price for such Share(s), as of the date on which such Vesting Restrictions lapse. Each Section 83(b) Election shall be subject to the following conditions: (i) the Participant’s election must be made on or before the date on which the amount of tax to be withheld is determined and (ii) the Participant’s election shall be irrevocable. If a Participant makes a Section 83(b) Election, such Participant shall notify the Company of such election within ten (10) days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code. During a Participant’s lifetime, Awards shall only be exercisable by the Participant or, in the event the Participant is declared incompetent, the Participant’s legally appointed representative.

     5.5 Method of Exercise. A Participant may exercise an Award, to the extent then exercisable, in whole or in part, at any time during the Option Period by the Participant’s giving written notice of exercise on a form provided by the Administrator (if available) to the Company specifying the number of Shares subject to the Award to be purchased. Such notice shall be accompanied by payment in full of the purchase price by cash or check or such other form of payment as the Company may accept. If approved by the Administrator, payment in full or in part may also be made (i) by delivering Shares already owned by the Participant for a period of at least six (6) months prior to payment having a total Fair Value on the date of such delivery equal to the Option Price; (ii) to the extent permitted by the Sarbanes-Oxley Act of 2002 and other applicable law, by the execution and delivery of a note or other full recourse evidence of indebtedness (and any security agreement thereunder) satisfactory to the Administrator; (iii) by the delivery of cash or the extension of credit by a broker-dealer to whom the Participant has submitted a notice of exercise or otherwise indicated an intent to exercise an Award (in accordance with Part 220, Chapter II, Title 12 of the Code of Federal Regulations, so-called “cashless” exercise); (iv) by certifying ownership of shares owned by the Participant to the satisfaction of the Administrator for later delivery to the Company as expected by the Administrator; and (v) by any combination of the foregoing. No Shares will be issued until full payment therefore has been made and the Participant has executed any and all agreements that the Company may require the Participant to execute. Participant will have all of the rights of a stockholder of the Company holding the Shares that are subject to such Award (including, if applicable, the right to vote the Shares and the right to receive dividends), when the Participant has given written notice of exercise, has paid in full for such Shares, executed all relevant agreements, and such Shares have been recorded on the Company’s official records as having been issued and transferred.
     5.6 Shares Held in Escrow. With respect to each Share issued to a Participant pursuant to an exercise under Section 5.5, the Secretary of the Company, or such other escrow holder as the Administrator may appoint, shall retain physical custody of the certificate representing such Share until such time as there is a Public Market, or, if later, the date upon which any Vesting Restrictions on such shares lapse, whereupon, subject to Section 9.2, the certificate representing the Shares shall be delivered to the Participant. At the request of the Administrator at any time, each Participant owning Shares held or to be held in escrow shall promptly deliver to the escrow holder a stock power, endorsed in blank, relating to such Shares, in such form as is requested by the Administrator.
     5.7 Rights as Stockholders. No person shall have any rights of a stockholder as to Shares subject to an Award until, after proper exercise of the Award or other action required, such Shares have been recorded on the Company’s official stockholder records as having been issued and transferred. Subject to Section 5.8, upon delivery of the Shares to the escrow holder pursuant to Section 5.6, the Participant shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said Shares, subject to the non-voting restriction of the Series C Common Stock, including the right to receive all dividends and other distributions paid or made with respect to the shares.
     5.8 Termination Other than for Cause. If a Participant’s employment or, with respect to a director or outside consultant, period of service, with the Accretive Companies terminates other than for Cause (including without limitation a termination by an Accretive Company without cause, a voluntary termination by Participant, the expiration of any preexisting arrangement or a termination as a result of the death or disability of Participant), then, notwithstanding anything to the contrary set forth in any agreement between the Company and the Participant, (a) the unvested portion of the Award shall immediately expire and be deemed forfeited upon such termination, (b) any vested but unexercised portion of the Award shall be fully exercisable for a period of sixty (60) days and any such vested but unexercised portion of the Award which is not exercised within such sixty (60) day period shall immediately expire and be deemed forfeited at the open of business on the date which is sixty one (61) days following such termination, and (c) any Shares owned by such Participant which are subject to Vesting Restrictions shall be subject to repurchase by the Company, in its sole discretion, at a price equal to the lesser of the Option Price paid for each such Share or the Fair Value of each such Share at the time of such termination; provided, however, that such repurchase right shall terminate with respect to a Share subject to Vesting Restrictions at such time as such Vesting Restrictions lapse. In order to exercise any repurchase rights hereunder, the Company shall notify the Participant of its election of such option and shall pay such purchase price in cash within one-hundred eighty (180) days following such termination. The Company shall receive customary representations and warranties as to ownership, title, authority to sell and the like from the Participant regarding such sale, and shall receive such other evidence, including applicable inheritance and estate tax waivers, as may reasonably be necessary, in the sole discretion of the Administrator. If a Participant fails to comply with the provisions of this Section 5.8, the Company shall be entitled to treat such failure as breach of the Plan for which the Company shall be entitled to specific performance and/or damages.
     5.9 Termination for Cause. If a Participant’s employment or, with respect to a director or outside consultant, period of service, with the Accretive Companies terminates for Cause, then, notwithstanding anything to the contrary set forth in any agreement between any Accretive Company and the Participant (a) any Shares owned by such Participant other than Shares subject to Vesting Restrictions shall be subject to repurchase by the Company, in its sole discretion, at a price equal to the Option Price paid for each such Share, provided, however, that such repurchase right shall terminate at such time as there is a Public Market, (b) any Shares owned by such Participant which are subject to Vesting Restrictions shall be subject to repurchase by the Company, in its sole discretion, at a price equal to the lesser of the Option Price paid for each such Share or the Fair Value of each such Share at the time of such termination; provided, however, that such repurchase right shall terminate with respect to a Share subject to Vesting Restrictions at such time as such Vesting Restrictions lapse, and (c) the entire Award shall immediately expire and be deemed forfeited upon such termination. In order to exercise any repurchase rights hereunder, the Company shall notify the Participant of its election of such option and shall pay such purchase price in cash within one-hundred eighty (180) days following such termination. The Company shall receive customary representations and warranties as to ownership, title, authority to sell and the like from the Participant regarding such sale, and shall receive such other evidence, including applicable inheritance and estate tax waivers, as may reasonably be necessary, in the sole discretion of the Administrator. If a Participant fails to comply with the provisions of this Section 5.9, the Company shall be entitled to treat such failure as breach of the Plan for which the Company shall be entitled to specific performance and/or damages.
     5.10 Repurchase Rights. Following the termination of a Participant’s employment which is initiated by the employee, notwithstanding anything to the contrary set forth in any agreement between any Accretive Company and the Participant, any and all Shares owned by such Participant and not repurchased pursuant to Section 5.8 or Section 5.9, shall be subject to repurchase by the Company at any time, in its sole discretion, at a price equal to the Fair Value for each such Share, provided, however, that such repurchase right shall terminate at such time as there is a Public Market. In order to exercise this right, the Company shall notify the Participant of its election of such option, the number of Shares being repurchased, the repurchase price and the date of closing of the repurchase. The Company shall receive customary representations and warranties as to ownership, title, authority to sell and the like from the Participant regarding such sale, and shall receive such other evidence, including applicable inheritance and estate tax waivers, as may reasonably be necessary, in the sole discretion of the Administrator. If a Participant fails to comply with the provisions of this Section 5.10, the Company shall be entitled to treat such failure as breach of the Plan for which the Company shall be entitled to specific performance and/or damages.
     5.11 Change of Control.
          (a) In the event of a Change of Control, each Share subject to Vesting Restrictions (“Restricted Share”) may be replaced with shares of the capital stock of the successor corporation (or parent thereof) which are subject to the same vesting schedule applicable to the Restricted Share pursuant to Section 5.3 above and such escrow arrangements as the Administrator shall deem appropriate. In the event that any successor corporation (or parent thereof) does not effect such a replacement of an outstanding Restricted Share as described in this Section 5.11(a), each such Restricted Share shall become fully vested and exercisable on the date that is immediately prior to the effective date of the Change of Control.
          (b) The Company shall attempt to have all outstanding repurchase rights under the Plan assigned to the successor corporation (or parent thereof) in the event of a Change of Control. However, to the extent the successor corporation (or parent thereof) does not accept such assignment, the outstanding repurchase rights shall terminate automatically upon the effective date of the Change of Control.
ARTICLE VI
RESTRICTIONS ON DISPOSITION OF SHARES
     6.1 Restrictions on Disposition. No Participant may, directly or indirectly, voluntarily or involuntarily, sell, transfer, gift, negotiate, pledge, hypothecate, assign or any other way dispose of any Award, any Shares or any interest in any Award or any Shares (collectively, “Dispose” or a “Disposition”) other than by will or by the laws of descent and distribution or by a designation of Beneficiary effective upon the death of the Participant. Any attempted or purported Disposition of Shares in violation hereof shall be void ab initio and the Company shall have no obligation to recognize any such attempted or purported Disposition.
     6.2 Exceptions to Restrictions on Disposition. The restrictions set forth in Section 6.1 shall not apply to any of the following Dispositions of Shares not subject to Vesting Restrictions: (i) any repurchase or redemption by the Company from a Participant of Shares, provided that such repurchase or redemption is effectuated in accordance with and is not in contravention of the terms of this Agreement, Delaware law, or as set forth in the Third Amended and Restated Certificate of Incorporation of the Company, as the same may be amended from time to time; (ii) to a Participant’s spouse, children, sisters or brothers (collectively, “Family Members” and, individually a “Family Member”) or any trust, limited partnership or limited liability company primarily for the benefit of a Participant or a Participant’s Family Member or Family Members,

provided that any such transferee or recipient of Shares in such Disposition shall agree in writing to be bound by, and the Shares so transferred shall remain subject to, the terms and conditions of the Plan; or (iii) to any Person in accordance with the terms of Articles VII or VIII. Notwithstanding anything in the Plan to the contrary, Shares subject to Vesting Restrictions shall be non-transferable to any person or entity (other than the Company in accordance with Section 5.8 or Section 5.9) and shall be subject to substantial risk of forfeiture as described in Section 5.8 and Section 5.9.
     6.3 Termination of Restrictions on Disposition. The restrictions on Disposition arising under this Article VI with respect to Shares other than Shares subject to Vesting Restrictions shall terminate at such time as there is a Public Market; provided, however, that the restrictions on Disposition arising under this Article VI with respect to Shares subject to Vesting Restrictions shall terminate at such time as such Vesting Restrictions with respect to such Shares shall lapse.
ARTICLE VII
DRAG ALONG
     7.1 Drag-Along Obligations. If any stockholder of the Company or group of stockholders of the Company (“Sellers”) agrees to directly or indirectly effect a Change of Control, by merger, sale or otherwise, each Participant shall, upon the request of Sellers: (i) be required to exercise all vested Options and sell all of the Shares owned by such Participant pursuant to such proposed Change of Control transaction, (ii) to the extent applicable, vote for any such Change of Control transaction, and (iii) agree to become a party to any proposed agreement to consummate the Change of Control and to execute any agreement, certificate or other documents required to be executed in connection with such Change of Control transaction, including making such representations and warranties as, but not more extensive than, those made by Sellers, provided that no Participant shall be required to indemnify the purchaser in an amount in excess of the proceeds received by such Participant from such Change of Control net of all costs, expenses and taxes attributable to such Change of Control. The Change of Control shall be on the same terms and conditions with respect to the Participant as it is with respect to the Sellers (including the payment of the same consideration per share for each share of common stock of the Company sold). If a Participant fails to comply with the provisions of this Section 7.1, Sellers shall be entitled to treat such failure as breach of the Plan by such Participant for which Sellers shall be entitled to specific performance and/or damages.
     7.2 Termination of Drag-Along Obligations. The drag-along obligations arising under this Section 7 shall terminate at such time as there is a Public Market.
ARTICLE VIII
TAG-ALONG RIGHTS
     8.1 Tag Along Rights. For so long (and only for so long) as a Participant is an employee, director or outside consultant of an Accretive Company, with respect to any proposed Disposition of shares of Capital Stock by any stockholder or a group of stockholders to a Person which would constitute a Change of Control (such other Person being hereafter referred to as the “Proposed Purchaser”), such transferring stockholder(s) shall be required to provide that such Participant along with each of the other stockholders having tag-along rights as provided in the

Plan, the Stockholders Agreement or in a Restricted Stock Award Agreement (referred to herein collectively as the “Tag-Along Stockholders”) shall have the right to require the Proposed Purchaser to purchase from each of them up to the number of whole shares of Capital Stock owned by each such Tag-Along Stockholder equal to the number derived by multiplying the total number of shares of Capital Stock that the transferring stockholders propose to sell by a fraction, the numerator of which shall be the total number of shares of Capital Stock (including Capital Stock issuable upon exercise of any warrants or options) owned by such Tag-Along Stockholder, and the denominator of which shall be the total number of shares of Capital Stock (including Capital Stock issuable upon exercise of any warrants or options) owned by the transferring stockholder(s) and all such Tag-Along Stockholders. Any shares purchased from Tag-Along Stockholders pursuant to this Section 8.1 shall be at the same price per share and otherwise at the same time and upon the same terms and conditions as the proposed transfer by the transferring stockholder(s); provided, however, that for purposes hereof, the price per share of each share of Preferred Stock shall be deemed to be the actual price per share received for each such share of Preferred Stock less the original purchase price of such share of Preferred Stock and any accrued and unpaid dividends on such share of Preferred Stock as of the date of such transfer. For purposes of this Agreement, all consideration received or receivable by a transferring stockholder from the Proposed Purchaser (and/or its affiliates), howsoever denominated, shall be deemed payment for the shares of Capital Stock transferred by the transferring stockholder.
     8.2 Notice of Potential Sale. The transferring stockholder(s) shall notify, or cause to be notified, each Participant and the Board in writing of each such proposed transfer subject to the provisions of this Article VIII. Such notice shall set forth: (A) the number of shares of each class of Capital Stock proposed to be purchased, (B) the name and address of the Proposed Purchaser, (C) the proposed consideration and terms and conditions of payment offered by the Proposed Purchaser, (D) the aggregate amount of the original purchase price and all accrued and unpaid dividends on all shares of Preferred Stock proposed to be purchased and (D) that the Proposed Purchaser has been informed of the “tag-along right” provided for in this Article VIII and that the Proposed Purchaser has agreed to purchase Shares in accordance with the terms hereof.
     8.3 Exercise of Tag Along Rights. The tag-along right may be exercised by any Participant who, at the time of such proposed transfer is an employee, director or outside consultant of an Accretive Company, by delivery of a written notice to the transferring stockholder(s) (the “Tag-Along Notice”) and to the Board within thirty (30) days following the receipt of the notice specified in Section 8.2. The Tag-Along Notice shall state the number of Shares that such Participant proposes to include in such transfer to the Proposed Purchaser, determined in accordance with Section 8.1, and the number of additional shares such Participant desires to include in such transfer. The maximum number of additional shares that each such Participant shall be entitled to sell shall be determined by multiplying the total number of shares of Capital Stock that, under the formula in Section 8.1, all Tag-Along Stockholders could have elected to sell to the Proposed Purchaser but did not so elect, by a fraction, the numerator of which shall be the total number of shares of Capital Stock (including Common Stock issuable upon exercise of any warrants or options) owned by such Participant electing to sell additional shares and the denominator of which shall be the total number of shares of Capital Stock (including Common Stock issuable upon exercise of any warrants or options) owned by all Tag-Along Stockholders (including such Participant) who delivered Tag-Along Notices indicating a willingness to sell additional shares. In the event that the Proposed Purchaser refuses to purchase such shares from the

Tag-Along Stockholders on the same terms and conditions as it purchases shares from the transferring stockholder(s) in the proposed Disposition, then the transferring stockholder(s) shall not be permitted to sell any shares to the Proposed Purchaser in the proposed Disposition. If no Tag-Along Notice is received during the 30-day period referred to in this Section 8.3, the transferring stockholder(s) shall have the right to transfer their shares on terms and conditions no more favorable than those stated in the notice under Section 8.2 and in accordance with the provisions of this Article VIII.
     8.4 Conditions. Any provision herein to the contrary notwithstanding, the exercise of the tag-along right by an eligible Participant shall be conditioned upon the agreement by such Participant to become a party to any proposed agreement for the sale of shares by the transferring stockholder(s), and to execute any agreement, certificate or other document required by the Proposed Purchaser to be executed in connection with such sale; provided, however, that no Participant shall be required to give representations or warranties, or enter into covenants, more extensive than those given by the transferring stockholder(s) or to provide indemnities disproportionately (based upon the percentage of sales proceeds to be received) to those provided by the transferring stockholder(s). Failure of any Participant to comply with the provisions of this Section 8.4 shall constitute a breach of this Agreement and waiver of such Participant’s tag-along right under Article VIII.
     8.5 Termination. Tag along rights arising under this Article VIII (a) shall not apply to Shares subject to Vesting Restrictions on the date of the proposed transfer, and (b) shall terminate at such time as there is a Public Market.
ARTICLE IX
REGISTRATION RIGHTS
     9.1 Registration Rights. Unless otherwise required by the lead underwriter engaged to perform an initial public offering of the Company’s securities, as promptly as practicable after such time as there is a Public Market and the Company is eligible to do so, the Company shall (i) file a registration statement on Form S-8 (or any successor form) registering the resale of securities issued under the Plan, including the Shares, (ii) if a Participant is or may be deemed to be an affiliate of the Company, include in such registration statement a Prospectus prepared in accordance with the requirements of Form S-3 which, pursuant to General Instruction C of Form S-8 (or the corresponding provision of any successor form), may be delivered in connection with the offer and sale of Shares by such Participant, and (iii) use commercially reasonable efforts to have such registration statement declared effective as soon as practicable. The Company shall use commercially reasonable efforts to maintain the effectiveness of the registration statement until such time as all of the Shares are sold or all of the Shares may be sold by the each Participant without restriction pursuant to Rule 144(k) under the Securities Act (or any successor rule).
     9.2 Exchange Rights. The Company covenants and agrees that, if at such time as there is a Public Market such Public Market does not relate to the Company’s Series C Common Stock, the Participants shall have the right to exchange the Shares for an equivalent number of shares of the class of Common Stock as to which the Public Market exists. The Company shall affect such exchange promptly upon any Participant’s request, subject to compliance with all applicable laws, rules and regulations.

ARTICLE X
RESTRICTIVE COVENANTS
     10.1 General. Each Award represents a substantial economic benefit to the respective Participant. Each Participant, by virtue of such Participant’s role with the Accretive Companies, has access to, and is involved in the formulation of, certain confidential and secret information of the Accretive Companies regarding their operations and each Participant could materially harm the business of the Accretive Companies by competing with an Accretive Company or soliciting employees or customers of an Accretive Company.
     10.2 Competition. Each Participant agrees that, so long as he/she is an employee of, director of, or outside consultant to, an Accretive Company and for a period of eighteen (18) months thereafter, regardless of the reason for termination of such employment or service as a director or outside consultant, as applicable, such Participant will not directly or indirectly (as a director, officer, executive employee, manager, consultant, independent contractor, advisor or otherwise) engage in competition with, or own any interest in, perform any services for, participate in or be connected with any business or organization which is engaged in competition with an Accretive Company anywhere in the United States of America; provided, however, that the provisions of this Section 10.2 shall not be deemed to prohibit a Participant’s ownership of not more than five percent (5%) of the total shares of all classes of stock outstanding of any publicly held company. No Participant shall at any time, directly or indirectly, use or purport to authorize any person to use any name, mark, logo or other identifying words or images which are the same as or similar to those used at any time by an Accretive Company in connection with any product or service, whether or not such use would be in a business competitive with that of an Accretive Company.
     10.3 Non-Solicitation. Each Participant agrees that, so long as he/she is an employee of, director of, or outside consultant to, an Accretive Company and for a period of twenty four (24) months thereafter, regardless of the reason for termination of such employment or service as a director or outside consultant, as applicable, such Participant will not directly or indirectly (as a director, officer, executive employee, manager, consultant, independent contractor, advisor or otherwise), recruit, solicit, identify for recruitment or solicitation, induce or otherwise take any action intended to (i) cause any employee or consultant of an Accretive Company to leave his or her employment or service as a consultant, as the case may be, with such Accretive Company or (ii) cause any person that was an employee or consultant of an Accretive Company at any time during the two years preceding the date at issue to accept employment of any kind with any Person, including the Participant or any entity with which he/she is affiliated.
     10.4 Non-Interference. Each Participant agrees that, so long as he/she is an employee of, director of, or outside consultant to, an Accretive Company and for a period of twenty four (24) months thereafter, regardless of the reason for termination of such employment or service as a director or outside consultant, as applicable, such Participant will not directly or indirectly call upon, accept business from or solicit the trade, business or patronage of any of the customers or known prospective customers of any Accretive Company or of anyone who has heretofore traded and dealt with an Accretive Company, regardless of the location of such customers or prospective customers of the Accretive Companies, with respect to the business of the Accretive Companies, or otherwise divert or attempt to divert any business from any Accretive Company.

     10.5 Certain Definitions. For purposes of the Plan, a person or entity (including, without limitation, a Participant) shall be deemed to be a direct competitor of an Accretive Company, or a person or entity (including, without limitation, a Participant) shall be deemed to be engaging in competition with an Accretive Company, if such person or entity in any way conducts, operates, carries out or engages in (i) the business of providing services or solutions targeted at improving revenue cycle services for health care providers, or (ii) such other business or businesses as the Company conducts or reasonably anticipates conducting, as of the date hereof or during the period in which the Participant in question was an employee, director or outside consultant of an Accretive Entity, whether or not overt steps have been taken to so implement such contemplated business during such period.
     10.6 Enforcement. Each Participant agrees that the restrictions contained in the Plan are necessary for the protection of the business and goodwill of the Accretive Companies and are considered by such Participant to be reasonable for that purpose and that the scope of restricted activities, the geographic scope and the duration of the restrictions set forth in the Plan are considered by such Participant to be reasonable. Each Participant further agrees that any breach of any of the restrictive covenants in the Plan would cause the Accretive Companies substantial and irrevocable harm for which money damages would be inadequate and therefore, in the event of any such breach or any threatened breach, in addition to such other remedies as may be available, the Accretive Companies shall be entitled to specific performance and injunctive relief. Each Participant further agrees that to the extent any provision or portion of the restrictive covenants of the Plan shall be held, found or deemed to be unreasonable, unlawful or unenforceable by a court of competent jurisdiction, then any such provision or portion thereof shall be deemed to be modified to the extent necessary in order that any such provision or portion thereof shall be legally enforceable to the fullest extent permitted by applicable law. Without limitation to any other remedies available hereunder or at law, each Participant agrees that any Shares owned by such Participant shall be subject to repurchase by the Company, in its sole discretion, at a price, on the terms, and in the manner set forth in Section 5.9.
ARTICLE XI
MISCELLANEOUS PROVISIONS
     11.1 Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 11.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board without obtaining the approval of any Participant. No stockholder approval of any amendment or revision will be required unless such approval is required by applicable law, rule or regulation. Except in accordance with Section 2.3, no amendment, suspension or termination of the Plan shall, without the written consent of a Participant, alter or impair the number of Shares subject to an Award granted to such Participant, the Option Price applicable to any Award granted to such Participant or the vesting rights of such Participant with respect to any Award. No Awards may be granted or awarded during any period of suspension or after termination of the Plan.
     11.2 Term of Plan. The Plan is effective as of the Effective Date and shall only be terminated by the Board. Termination of the Plan shall not affect any Award granted prior to the termination of the Plan.

     11.3 Change of Control. No Change of Control shall result in the acceleration of vesting, unless otherwise provided in the Plan, any Award Agreement or other written agreement between the Company and a Participant.
     11.4 Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Participant of any sums required by Federal, state or local tax law to be withheld with respect to the grant, vesting or exercise of any Award and with respect to any distribution made by the Company or disposition of any Shares. The Administrator may, in its discretion and in satisfaction of the foregoing requirement, allow such Participant to elect to have the Company withhold Shares otherwise issuable under such Award (or allow the return of Shares) having a Fair Value equal to the sums required to be withheld.
     11.5 Legends; Custody. The certificates representing the Shares issued under the Plan shall bear the following legends giving notice of restrictions on transfer of such shares under the Securities Act and under the Plan as follows:
THE SALE, TRANSFER, HYPOTHECATION, NEGOTIATION, PLEDGE, ASSIGNMENT, ENCUMBRANCE OR OTHER DISPOSITION OF THIS SHARE CERTIFICATE AND THE SHARES OF SERIES C COMMON STOCK REPRESENTED HEREBY ARE RESTRICTED BY AND ARE SUBJECT TO ALL OF THE TERMS, CONDITIONS AND PROVISIONS OF THE HEALTHCARE SERVICES, INC. STOCK OPTION PLAN, WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. ANY ISSUANCE, SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE OTHER THAN IN ACCORDANCE WITH THE TERMS AND PROVISIONS OF THE STOCK OPTION PLAN SHALL BE NULL AND VOID.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO ANY STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.
          The certificates for Shares covered by any Award may include any other legends required by applicable state or Federal securities laws, as determined by the Administrator.
     11.6 Effect of Plan Upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for any Accretive Company. Nothing in the Plan shall be construed to limit the right of the Company (a) to establish any other forms of incentives or compensation for employees, directors or consultants of any Accretive Company, or (b) to grant or assume other awards otherwise than under the Plan.

     11.7 Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted hereunder are subject to compliance with all applicable Federal and state laws, rules and regulations (including but not limited to state and Federal securities law and Federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The Company will be under no obligation to register or qualify the issuance of Awards or underlying securities under the Securities Act or applicable state securities laws and the Company shall not be obligated to grant, issue, deliver or effect any transfer of Shares granted under the Plan unless such grant, issuance, delivery or transfer is at such time effectively registered or exempt from registration under applicable state and Federal securities laws. Any securities delivered under the Plan shall be subject to such restrictions, and the Person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
     11.8 Notices. Any notice hereunder to the Company shall be addressed to Greg Kazarian, Secretary, Healthcare Services, Inc., 401 N. Michigan Avenue, 27th Floor, Chicago, IL 60611, and any notice hereunder to any Participant shall be addressed to such Participant at the last known address for such person on the Company’s books and records, subject to the right of the Company and each Participant to designate at any time hereafter in writing some other address.
     11.9 Interpretation. Headings herein are for convenience of reference only, do not constitute a part of the Plan, and will not affect the meaning or interpretation of the Plan. References herein to Sections are references to the referenced Section hereof, unless otherwise specified.
     11.10 Governing Law. The Plan and any agreements hereunder, including without limitation all Award Agreements and all Acknowledgements, shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.
* * *

     I hereby certify that the foregoing Amended and Restated Stock Option Plan was duly adopted by the Board of Directors of Healthcare Services, Inc. on February 22, 2006.

/s/ Greg Kazarian
Greg Kazarian, Secretary